UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 16, 2016

CEVA, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-49842	77-0556376
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1174 Castro Street, Suite 210 Mountain View, CA	94040
(Address of Principal Executive Offices)	(Zip Code)

650/417-7900

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On May 16, 2016, the Company held its annual meeting of stockholders, at which the Company’s stockholders approved the following three proposals. The proposals are described in detail in the proxy statement for the annual meeting that the Company filed with the Securities and Exchange Commission on April 4, 2016.

Proposal 1: Election of Directors

The following directors were elected at the meeting to serve for a one-year term until the 2016 annual meeting of stockholders:

Name	Votes For	Votes Withheld	Broker Non-Vote
Eliyahu Ayalon	15,194,347	193,518	2,229,956
Zvi Limon	15,116,735	271,130	2,229,956
Bruce A. Mann	11,476,312	3,911,553	2,229,956
Peter McManamon	15,201,643	186,222	2,229,956
Sven-Christer Nilsson	15,113,683	274,182	2,229,956
Louis Silver	15,169,549	218,316	2,229,956
Gideon Wertheizer	15,198,931	188,934	2,229,956

Proposal 2: Ratification of Appointment of Independent Auditors

The selection of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as independent auditors of the Company for the fiscal year ending December 31, 2016, was ratified as follows:

For 17,432,240	Against 179,931	Abstained 5,650	Broker Non-Vote 0

Proposal 3: Compensation of the Named Executive Officers

The advisory vote to approve the Company’s named executive officer compensation was approved as follows:

For 14,413,494	Against 969,332	Abstained 5,039	Broker Non-Vote 2,229,956

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEVA, INC.

Date: May 20, 2016	By:	/s/ Yaniv Arieli
Yaniv Arieli
Chief Financial Officer